                                As filed with the Securities and Exchange Commission on August 29, 2002
                                                                                                          Registration No. 333-86288
====================================================================================================================================

                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       Washington, D.C. 20549
                                                          ----------------
                                                           Amendment No. 4
                                                                 To
                                                              FORM F-3
                                                       REGISTRATION STATEMENT
                                                                UNDER
                                                     THE SECURITIES ACT OF 1933
                                                          ----------------
                                                         Stolt Offshore S.A.
                                       (Exact name of Registrant as specified in its charter)
                                                           Not Applicable
                                           (Translation of Registrant's name into English)
                         Luxembourg                                                                         Not Applicable
(State or other jurisdiction of incorporation or organization)                                  (I.R.S. Employer Identification No.)

                                                       ----------------------
                                                    c/o Stolt Offshore M.S. Ltd.
                                                            Dolphin House
                                                            Windmill Road
                                                          Sunbury-on-Thames
                                                         Middlesex, TW16 7HT
                                                               England
                                                          (44) 1932-773-720
                             (Address and telephone number of Registrant's principal executive offices)
                                                       ----------------------
                                                        Alan B. Winsor, Esq.
                                        Senior Vice President, Secretary and General Counsel
                                                         Stolt-Nielsen Inc.
                                                 8 Sound Shore Drive, P.O. Box 2300
                                                    Greenwich, Connecticut 06836
                                                           (203) 625-3667
                                      (Name, address and telephone number of agent for service)
                                                       ----------------------
                                                      Copy of communication to:

                                                         Gregory Pryor, Esq.
                                                          White & Case LLP
                                                     1155 Avenue of the Americas
                                                      New York, New York 10036
                                                       ----------------------
                                   Approximate date of commencement of proposed sale to the public:
                              From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please
check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under
the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list
the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                                          ---------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
====================================================================================================================================

PROSPECTUS

|THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE | |SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE | |SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN | |OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE |
|SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.             |

                               STOLT OFFSHORE S.A.

Through this prospectus, we may periodically offer:

o   our common shares and

o   our debt securities,

and the selling shareholders may periodically offer our common shares owned by them.

The common shares may be offered in the form of American Depositary Shares, or ADSs, or in the form of common shares. Each ADS represents one common share.

The prices and other terms of the securities that we or the selling shareholders will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

The offering price of all securities issued under this prospectus may not exceed $400,000,000.

Our ADSs are traded on the Nasdaq National Market under the symbol "SOSA" and our common shares are listed on the Oslo Stock Exchange under the symbol "STO."

We or the selling shareholders may offer securities directly and/or through agents, underwriters or dealers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.







                 The date of this prospectus is August 29, 2002

                                TABLE OF CONTENTS

                                                                                                               Page

ABOUT THIS PROSPECTUS.............................................................................................1
WHERE YOU CAN FIND MORE INFORMATION...............................................................................1
LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES...................................................................2
STOLT OFFSHORE....................................................................................................2
USE OF PROCEEDS...................................................................................................3
RATIO OF EARNINGS TO FIXED CHARGES................................................................................3
DESCRIPTION OF DEBT SECURITIES....................................................................................4
DESCRIPTION OF SHARE CAPITAL.....................................................................................17
DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS RELATING TO COMMON SHARES............................................21
SELLING SHAREHOLDERS.............................................................................................29
PLAN OF DISTRIBUTION.............................................................................................30
EXPENSES OF ISSUANCE AND DISTRIBUTION............................................................................33
VALIDITY OF SECURITIES...........................................................................................33
EXPERTS..........................................................................................................33

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under the shelf registration process, we or one or more selling shareholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

     This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers, and we file reports and other information with the SEC in accordance with these requirements. You may read and copy these reports and other information at the public reference facilities maintained at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains a homepage on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

     o Annual Report on Form 20-F/A for the year ended November 30, 2001 filed with the SEC on July 15, 2002;

     o    Report on Form 6-K filed with the SEC on August 29, 2002; and

     o any future Reports on Form 6-K that indicate they are incorporated into this registration statement and any future Annual Reports on Form 20-F that we may file with the SEC under the Exchange Act until we sell all of the securities that may be offered through this prospectus or we file a post-effective amendment indicating that the offering of securities through this prospectus has been terminated.

     We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, free of charge, copies of any documents that we have incorporated by reference into this prospectus, other than exhibits that are incorporated by reference into those documents. You may request a copy of these documents by writing or telephoning us. Any requests should be directed to:

                                 Julian Thomson
                            Stolt Offshore M.S. Ltd.
                                  Dolphin House
                                  Windmill Road
                                Sunbury-on-Thames
                               Middlesex TW16 7HT

                                     England
                            Tel: (44) 1932-773-720.

     In addition, we furnish to Citibank, N.A., as Depositary under our Amended and Restated Deposit Agreement, dated July 2, 2002, copies of all reports required to be filed by us with the SEC under the Exchange Act, including our annual reports. We are also required under the Amended and Restated Deposit Agreement to furnish the Depositary with copies of all notices of meetings of holders of common shares and other reports and communications that are generally made available to such holders. Under certain circumstances, the Depositary will arrange for the mailing, at our expense, of such notices, other reports and communications to all holders of American Depositary Shares.

     You should rely only on the information incorporated by reference into or provided in this prospectus or in a prospectus supplement or amendment. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement or amendment is correct as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since those dates.

                 LIMITATIONS ON ENFORCEMENT OF CIVIL LIABILITIES

     We are a corporation organized under the laws of Luxembourg. Several of our directors and officers reside and maintain most of their assets outside the United States and it may not be possible to effect service of process within the United States on us or on such persons, or to enforce against us or them in U.S. courts judgments obtained in such courts based on the civil liability provisions of the U.S. federal securities laws. We have been advised by Elvinger, Hoss & Prussen, our Luxembourg counsel, that there is substantial doubt as to whether the courts of Luxembourg would (1) enforce judgments of U.S. courts obtained in actions against us or such directors and officers based on the civil liability provisions of the U.S. federal securities laws or (2) entertain original actions brought in Luxembourg against us or such directors and officers predicated solely upon the civil liability provisions of the U.S. federal securities laws. There is no treaty in effect between the United States and Luxembourg providing for such enforcement, and there are grounds upon which Luxembourg courts may choose not to enforce judgments of U.S. courts. Certain remedies available under the U.S. federal securities laws would not be enforced by Luxembourg courts as contrary to that nation's public policy.

                                 STOLT OFFSHORE

         We are one of the largest offshore services contractors in the world. We design, procure, build, install and service a range of offshore surface and subsurface infrastructure for the global oil and gas industry. We specialize in creating and applying innovative and efficient solutions in response to the technical complexities faced by offshore oil and gas companies as they explore and develop production fields in increasingly deeper water and more demanding offshore environments.

         We provide services and products that add value for our customers at all phases of offshore oil and gas field exploration, development and production. We survey the seabed and provide other support services for drilling test holes during the exploration phase. When a field is being developed, we apply our technical expertise and knowledge of regional conditions to offer conceptual and engineering designs for the field. We also procure or fabricate and install equipment used in field development. We combine our design and fabrication expertise to manage the building of floating facilities (known as FPSOs) that process, store and offload oil and which are used in very deep water where a platform or topside would be impractical. During the time that the field is producing oil or gas, we inspect, maintain and repair this equipment. Once the field has been depleted and is to be abandoned, we provide field decommissioning services which include the removal of offshore structures and equipment.

     We are one of only a few companies that can offer a full range of offshore development and construction services on a global basis. We have operated in more than 60 countries and have a world class fleet of highly specialized ships, barges and unmanned underwater remotely operated vehicles deployed in the world's major offshore oil and gas exploration regions.

     We are an indirect subsidiary of Stolt-Nielsen S.A. ("SNSA"), whose shares are quoted on the Nasdaq National Market and listed on the Oslo Stock Exchange. Through its subsidiaries, SNSA is engaged in three businesses: transportation services, subsea services and seafood.

     Our registered office is located at 26, rue Louvigny, Luxembourg, and we are registered in the Companies' Registrar of the Luxembourg District Court under the designation "R.C. Luxembourg B 43172." The address of our principal executive offices is c/o Stolt Offshore M.S. Ltd., Dolphin House, Windmill Road, Sunbury-on-Thames, Middlesex TW16 7HT, England, telephone number (44) (0) 1932-773-700. Our web site address is www.stoltoffshore.com. The information on our web site is not part of or incorporated by reference into this prospectus.

     As used in this prospectus, and any prospectus supplement, the terms "Stolt Offshore," "we," "our" and "us" refer to Stolt Offshore S.A. and its subsidiaries.

                                 USE OF PROCEEDS

     Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include repayment of debt, acquisitions and loans and advances to, and investments in, our subsidiaries to provide funds for working capital, repayment of debt and capital expenditures. Proceeds from any sale of our common shares by our indirect wholly owned subsidiary Stolt Offshore Investing Ltd., one of the selling shareholders, will be applied for our general corporate purposes. We will not receive any proceeds from any sale of our common shares by Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to fixed charges for the six-month period ended May 31, 2002, for the six-month period ended May 31, 2001 and for each of the preceding five fiscal years.


        Six months ended
            May 31,                          Year ended November 30,
      -------------------      -----------------------------------------------
      2002           2001      2001       2000       1999      1998       1997
      ----           ----      ----       ----       ----      ----       ----

       2.1            (a)       1.2       (a)       1.6       7.9         4.7

---------------------------

(a)  Losses and fixed charges resulted in a less than one-to-one earnings ratio.
     For the six months ended May 31, 2001 the deficiency was $18.7 million and for the year ended November 30, 2000 the deficiency was $43.4 million.


     For the purposes of computing the ratio of earnings to fixed charges, earnings is defined as pre-tax income from continuing operations plus fixed charges reduced by amounts of capitalized interest and income allocable to minority interests in consolidated subsidiaries that have incurred fixed charges. Only distributed earnings of non-controlled equity investees are included as part of pre-tax income from continuing operations. Fixed charges consist of interest expensed and capitalized, amortized premiums, discounts and capitalized expenses relating to indebtedness and the portion of rental expense considered to be representative of the interest component of rental payments under leases. The term "equity investees" means investments that we account for using the equity method of accounting.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a summary of material general provisions of the debt securities that we may issue under indentures relating to our senior debt securities and our subordinated debt securities. This summary does not include all of the provisions of the indentures. We urge you to read the indentures because they define your rights. The terms of the debt securities include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939. We have filed forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Provisions of or terms defined in the indentures referred to in the summary below are incorporated into this summary by such reference.

General

     We may offer the following debt securities through this prospectus: senior debt securities and subordinated debt securities.

     Any senior debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement. Any subordinated debt securities will be issued under an indenture between us and the trustee named in the applicable prospectus supplement.

     The total principal amount of debt securities that can be issued under the indentures is unlimited. Except as otherwise provided in the prospectus supplement relating to a particular series of debt securities, the indentures do not limit the amount of other debt, secured or unsecured, that may be issued by us. We may issue the debt securities in one or more series.

     The indentures provide for the debt securities to be issued in registered form. However, we and the trustees may enter into supplemental indentures for the purpose of providing for the issuance of debt securities in bearer form.

     Please refer to the prospectus supplement relating to the particular series of debt securities offered through this prospectus for the following terms, where applicable, of the debt securities:

     o the designation, aggregate principal amount and authorized denominations of the debt securities;

     o the percentage of principal amount at which the debt securities will be issued;

     o the currency or currencies, composite currency or currency units in which the principal of and any interest on the debt securities will be payable;

     o the date or dates on which the debt securities will mature or the method by which such date or dates will be determined;

     o the rate or rates at which the debt securities will bear any interest or the method by which such rate will be determined;

     o the date or dates on which any interest will be payable or the method by which such date or dates will be determined;

     o the place or places where the principal and any interest will be payable;

     o whether the debt securities are senior debt securities or subordinated debt securities;

     o the terms of any mandatory or optional repayment or redemption and any provisions for the remarketing of securities;

     o any index used to determine the amount of payments of principal or any interest on the debt securities;

     o whether the debt securities will be issued as discounted debt securities;

     o whether we will be obligated to pay any additional amounts in the event that any Luxembourg taxes or certain other charges are levied or imposed on payments on the debt securities as provided below under "--Payments of Additional Amounts";

     o whether we may redeem the debt securities before their maturity as a result of any amendment or change in Luxembourg taxes as provided below under "--Tax Redemption";

     o any provisions relating to any security provided for the debt securities;

     o any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities; and

     o    any other terms of the debt securities.

     Each of the indentures provides that debt securities of a single series may be issued at various times, with different maturity dates and redemption and repayment provisions, if any, and may bear interest at different rates. In addition, unless we otherwise specify in a prospectus supplement, we may reopen a series to issue more debt securities of that series without the consent of any holder of debt securities. If interest is payable on the debt securities, the persons to which and the manner in which it will be paid will be set forth in the prospectus supplement relating to the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     The senior debt securities will represent our unsecured, unsubordinated indebtedness and will rank equally with all of our other unsecured and unsubordinated indebtedness. The senior debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured, unsubordinated obligations, except as required by law. The subordinated debt securities will represent our unsecured indebtedness and, as set forth below under "--Subordination of Subordinated Debt Securities," will be subordinated in right of payment to all of our senior indebtedness (as defined below). The subordinated debt securities will rank equally without any preference among themselves and with all of our other present and future unsecured and equally subordinated obligations, except as required by law.

     Some of the debt securities may be sold at a substantial discount below their stated principal amount. These debt securities will either bear no interest or will bear interest at a rate which at the time of issuance is below market rates. The U.S. federal income tax consequences and other special considerations applicable to the discounted debt securities will be described in the prospectus supplement relating to these debt securities.

     Unless the prospectus supplement for a particular series of debt securities provides that the debt securities of that series may be redeemed at the option of the holder, the indentures and the debt securities would not provide for redemption at the option of a holder nor necessarily afford holders protection in the event of a highly leveraged or other transaction that may adversely affect holders.

Governing Law

     The debt securities and each of the indentures under which they will be issued are governed by the laws of the State of New York.

     There are no limitations under the laws of Luxembourg or our Articles of Incorporation on the right of non-residents of Luxembourg to hold the debt securities issued by us.

Global Securities

     The debt securities of a series may be issued in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. Unless a global certificate is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee.

     Unless otherwise indicated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depositary. Beneficial interests in global certificates will be shown on records maintained by DTC and its participants, and transfers of global certificates will be effected only through these records.

     DTC has provided us the following information, and we take no responsibility for its accuracy. DTC is:

     o    a limited purpose trust company organized under the New York Banking
          Law;

     o    a "banking organization" within the meaning of the New York Banking
          Law;

     o    a member of the United States Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o    a "clearing agency" registered under Section 17A of the Exchange Act.

     DTC holds securities that its participants deposit with DTC. DTC also facilitates settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need for physical exchange of certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other organizations such as securities brokers and dealers, banks and trust companies that work through a participant, either directly or indirectly use DTC's book entry system. The rules that apply to DTC and its participants are on file with the SEC.

     Pursuant to DTC's procedures, upon the sale of debt securities represented by a global certificate to underwriters, DTC will credit the accounts of the participants designated by the underwriters with the principal amount of the debt securities purchased by the underwriters. Ownership of beneficial interests in a global certificate will be shown on DTC's records (with respect to participants), by the participants (with respect to indirect participants and certain beneficial owners) and by the indirect participants (with respect to all other beneficial owners). The laws of some states require that certain persons take physical delivery in definitive form of the securities that they own. Consequently, the ability to transfer beneficial interests in a global certificate may be limited.

     We will wire to DTC's nominee principal and interest payments with respect to global certificates. We and the trustees under the indentures will treat DTC's nominee as the owner of the global certificates for all purposes. Accordingly, we and the trustees will have no direct responsibility or liability to pay amounts due on the global certificates to owners of beneficial interests in the global certificates.

     It is DTC's current practice, upon receipt of any payment of principal or interest, to credit participants' accounts on the payment date according to their respective beneficial interests in the global certificates as shown on DTC's records as of the record date for such payment. Payments by participants to owners of beneficial interests in the global certificates will be governed by customary practices between the participants and the owners of beneficial interests in the global certificates, as is the case with debt securities held for the account of customers registered in "street name." However, these payments will be the responsibility of the participants and not of DTC, the trustees or us.

     Debt securities of any series represented by a global certificate will be exchangeable for debt securities in definitive form with the same terms in authorized denominations only if:

     o DTC notifies us that it is unwilling or unable to continue as depositary, or DTC is no longer eligible to act as depositary, and we do not appoint a successor depositary within 90 days; or

     o we determine not to have the debt securities of the series represented by global certificates and notify the applicable trustee of our decision.

Tax Redemption

     If the prospectus supplement for a particular series of debt securities provides, we may redeem that series of debt securities before their maturity, in whole but not in part, if, at any time after the date of issuance of that series of securities, as a result of any:

     o change in, or amendment to, the laws and regulations of Luxembourg or any political subdivision; or

     o change in the application or official interpretation of such laws or regulations,

where such amendment or change becomes effective after the date of the issuance of the series of debt securities (a "tax event"), we become, or will become, obligated to pay any additional amounts as provided below under "--Payments of Additional Amounts."

     Before we may redeem debt securities of a particular series as provided above, we must deliver to the trustee at least 45 days prior to the date fixed for redemption:

     o a written notice stating that the debt securities of a particular series are to be redeemed, specifying the redemption date and other pertinent information; and

     o an opinion of independent legal counsel to the effect that, as a result of the circumstances described above, we have or will become obligated to pay any additional amounts.

     We will give you at least 30 days', but not more than 60 days', notice before any redemption of a series of securities. On the redemption date, we will pay you the principal amount of your debt security, plus any accrued interest (including any additional amounts) to the redemption date. No notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay additional amounts were a payment on the debt securities of the series then due.

Payments of Additional Amounts

     If the prospectus supplement for a particular series of debt securities provides, we will make all payments on the debt securities of that series without withholding or deduction for any taxes, or other governmental charges in effect on the date of the indenture or imposed in the future by or on behalf of Luxembourg or any taxing authority having jurisdiction in Luxembourg or over Luxembourg with respect to such payments. If any such taxes or other charges are levied or imposed on payments on any debt security of that series held by you, we will pay to you such additional amounts as may be necessary so that the net amounts receivable by you after any payment, withholding or deduction of tax or charge will equal the amounts of principal, any interest and any premium which would have been receivable on the debt security if there were no such payment, withholding or deduction. No additional amounts, however, will be paid to you, or to a third party on your behalf, for any such taxes or charges that have been imposed by reason of:

     o you (or a fiduciary, settlor, beneficiary, member or shareholder if you are an estate, a trust, a partnership or a corporation) being a citizen or resident or deemed a resident of Luxembourg or of the European Union or having some present or former connection with Luxembourg other than the mere holding of the debt security or the receipt of principal, any interest, or any premium on the debt security;

     o your presentation of the debt security for payment more than 30 days after the later of (1) the due date for such payment or (2) the date we provide funds to make such payment to the trustee;

     o any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax or governmental charge;

     o any tax or other governmental charge that is payable other than by withholding from payments on the debt security; or

     o    any combination of the foregoing events or circumstances.

     Furthermore, no additional amounts will be paid with respect to any payment to you if you are a fiduciary or partnership or other than the sole beneficial owner of the payment if a beneficiary or settlor with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder. Any reference in this summary or in the indentures or the debt securities to the payment of principal or interest on or in respect of a debt security will be deemed to include the payment of additional amounts that may be payable as described in this paragraph.

Certain Covenants Applicable to Senior Debt Securities

Certain Definitions Applicable to Covenants

     The term "attributable debt" means the total net amount of rent required to be paid by us or a subsidiary under any lease during the remaining term of the lease, discounted from the due dates of the rent to the date of determination at the rate of interest per annum implicit in the terms of the lease (as determined by us or such subsidiary) compounded semiannually. The net amount of rent required to be paid under any lease for any period is the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid for maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which the lessee has the right to terminate upon paying a penalty, the net amount of rent will also include the amount of the penalty, but no rent will be considered as required to be paid under the lease subsequent to the first date that it may be terminated by the lessee.

     The term "consolidated net tangible assets" means the aggregate amount of our and our subsidiaries' assets after deducting: (1) applicable reserves and other properly deductible items, (2) all current liabilities (excluding (a) any liabilities that the obligor has the right to extend or renew to a time more than 12 months after the date on which the amount of consolidated net tangible assets is being computed and (b) current maturities of long-term indebtedness and capital lease obligations) and (3) all goodwill, all as shown in our most recent consolidated balance sheet, computed in accordance with U.S. GAAP.

     The term "funded debt" means all indebtedness for money borrowed with a maturity of more than 12 months from the date as of which the amount of funded debt is to be determined or having a maturity of less than 12 months but which the borrower has the right to renew or extend beyond 12 months from such date.

     The term "subsidiary" means any entity of which we or one or more other subsidiaries of ours directly or indirectly owns or controls at least a majority of the outstanding stock or other ownership interests that carry the power to vote in the election of directors, managers or trustees of such entity or other persons performing similar functions (whether or not stock or other ownership interests of any other class of such entity has or might have voting power as a result of the happening of any contingency).

Limitation on Liens

     We will not, and will not permit any subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed or any other indebtedness evidenced by notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (referred to in this summary as "debt") if such debt is secured by pledge of, or mortgage, deed of trust or other lien on any part of our or any such subsidiary's, as the case may be, undertakings, assets or revenues, present or future (such pledges, mortgages, deeds of trust and other liens being referred to in this summary as "mortgages"), without effectively providing that the senior debt securities of all series issued under the indenture (and, if we so determine, any other of our or such subsidiary's debt then existing or thereafter created which is not subordinated to the senior debt securities) will be secured equally and ratably with (or, at our option, prior
to) such secured debt so long as such secured debt shall be so secured. This restriction, however, will not apply if the aggregate principal amount of all such secured debt which would otherwise be prohibited, plus all of our and our subsidiaries' attributable debt in respect of "sale and leaseback transactions" (as defined below) which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below, would not exceed the greater of
(1) $150,000,000 or (2) 15% of
consolidated net tangible assets. This restriction also will not apply to, and there will be excluded from secured debt in any computation under this restriction, debt secured by:

     (1) mortgages on property of, or on any shares of stock or debt of, any corporation existing at the time it becomes a subsidiary;

     (2) mortgages to secure indebtedness of any subsidiary to us or to another subsidiary;

     (3) mortgages for taxes, assessments or governmental charges (a) not then due and delinquent or (b) the validity of which is being contested in good faith by appropriate proceedings;

     (4) materialmen's, mechanics', carriers', workmen's, repairmen's, landlord's or other similar mortgages, or deposits to obtain the release of such mortgages;

     (5) mortgages arising under an order of attachment or distraint or similar legal process so long as the execution or enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith;

     (6) mortgages to secure public or statutory obligations or to secure payment of workmen's compensation or to secure performance in connection with tenders, leases of real property, bids or contracts or to secure (or in lieu of) surety or appeal bonds and mortgages made in the ordinary course of business for similar purposes;

     (7) mortgages on property, shares of stock or debt existing at the time of acquisition thereof or to secure the payment of any part of the purchase price or construction or improvement cost thereof or to secure any debt incurred before, at the time of, or within one year after, the acquisition of the property, shares of stock or debt or the completion of any such construction or the commencement of commercial operation of the property, whichever is later, for the purpose of financing any part of the purchase price or construction cost of the property;

     (8) mortgages to secure guarantees arising in connection with the sale, discount, guarantee or pledge of notes, chattel mortgages, leases, accounts receivable, trade acceptances and other paper arising in the ordinary course of business out of installment or conditional sales to or by, or transactions involving title retention with, distributors, dealers or other customers, or merchandise, equipment or services;

     (9)  mortgages existing at the date of the senior debt indenture; and

     (10) any extension, renewal or replacement of any mortgage referred to in the foregoing clauses (1) to (9), so long as (a) the extension, renewal or replacement mortgage is limited to the part of the same property, shares of stock or debt that secured the mortgage extended, renewed or replaced (plus improvements on such property) and (b) the debt secured by the mortgage at such time is not increased.

Limitation on Sales and Leasebacks

     We will not, and will not permit any subsidiary to, enter into any arrangement with any lender or investor (not including us or any subsidiary), or to which any such lender or investor is a party, that provides for us or any subsidiary to lease for a period, including renewals, in excess of five years, any property if we or any such subsidiary have sold or will sell or transfer the property more than 270 days after the acquisition of the property or after the completion of construction and commencement of full operation of the property to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property (herein referred to as a "sale and leaseback transaction") unless either:

     (1) we or such subsidiary could create debt secured by a mortgage on the property to be leased back in an amount equal to the attributable debt with respect to the sale and leaseback transaction without equally and ratably securing the senior debt securities of all series pursuant to the provisions of the covenant limiting liens described above; or

     (2) we, within 180 days after we or such subsidiary sells or transfers the property, apply an amount equal to the greater of (a) the net proceeds of the sale of the property and (b) the fair market value of the property at the time of entering into such arrangement (as determined by us) to: (x) the purchase of property, facilities or equipment (other than the property, facilities or equipment involved in the sale) having a value at least equal to the net proceeds of the sale; or (y) the retirement of our or any subsidiary's funded debt (other than as a result of payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision).

          The amount required to be applied to the retirement of our or any subsidiary's funded debt pursuant to clause (y) above will be reduced by:

          (a) the principal amount of any senior debt securities of any series (or, if the senior debt securities of any series are original issue discount securities or provide that an amount other than the face amount thereof will or may be payable upon the maturity thereof or a declaration of acceleration of the maturity thereof, such portion of the principal amount or other amount as may be due and payable thereon pursuant to a declaration in accordance with Section 4.1 of the senior debt indenture) delivered within 180 days after such sale or transfer to the trustee for retirement and cancellation; and

          (b) the principal amount of funded debt, other than the senior debt securities of any series, voluntarily retired by us or any subsidiary within 180 days after such sale or transfer.

Events of Default, Waiver and Notice under the Senior Debt Securities

     An event of default with respect to any series of senior debt securities means any of the following:

     (1) default in the payment of any installment of interest or any additional amounts on the senior debt securities of such series and the continuance of such default for 30 days;

     (2) default in the payment of the principal of (and premium, if any, on), any of the senior debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for a period of 30 days;

     (3) default in the payment of any sinking fund installment on the senior debt securities of such series and the continuance of such default for a period of 30 days;

     (4) default in our performance of any other covenant or agreement contained in the senior debt indenture for the benefit of such series and the continuance of such default for 90 days after we are given a written notice of default as provided in the indenture;

     (5)  default by us or any subsidiary:

          (a) in the payment of the principal or any interest on any note, bond, coupon or other instrument evidencing indebtedness for money borrowed in a total principal amount of

               $50,000,000 or more, other than the senior debt securities of such series, issued, assumed or guaranteed by us or such subsidiary, when and as the same shall become due and payable, if such default shall continue for more than any period of grace originally applicable thereto and the time for payment of such amount has not been effectively extended, or

          (b) in the observance of any other terms and conditions relating to any such indebtedness for money borrowed, if the effect of such default is to cause such indebtedness to become due prior to its stated maturity, and in the case of (a) or (b), such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after we are given a notice of default as provided in the Indenture;

     (6) certain events of bankruptcy, liquidation, insolvency or reorganization relating to us; or

     (7) any other event of default provided in or pursuant to the senior debt indenture with respect to such series.

     The trustee must, within 90 days after the occurrence of a default, give all holders of senior debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal or any premium or interest on any senior debt security of any series, or in the payment of any sinking fund installment with respect to senior debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding senior debt securities of such series.

     If an event of default with respect to senior debt securities of any series at the time outstanding shall occur and be continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount senior debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the senior debt securities of such series and any interest accrued thereon to be due and payable immediately. If this happens, subject to the requirement that we take certain actions to cure the default, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of such series may annul such declaration.

     Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the senior debt securities may waive certain defaults.

     The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

     If a default or an event of default occurs and is continuing with respect to any series of senior debt securities, the holders of not less than a majority in aggregate principal amount (calculated as provided in the indenture) of the senior debt securities of such affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to senior debt securities of the series.

     The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of senior debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Events of Default, Waiver and Notice under the Subordinated Debt Securities

     An event of default with respect to any series of subordinated debt securities means any of the following:

     (1) default in the payment of any installment of interest or any additional amounts on the subordinated debt securities of such series and the continuance of such default for 30 days;

     (2) default in the payment of the principal of (and premium, if any on), any of the subordinated debt securities of such series when due, whether at maturity, upon redemption, by declaration or otherwise and the continuance of such default for 30 days;

     (3) default in the payment of any sinking fund installment on the subordinated debt securities of such series and the continuance of such default for 30 days;

     (4) default in our performance of any other covenant or agreement contained in the indenture for the benefit of such series and the continuance of such default for 90 days after we are given written notice as provided in the indenture;

     (5) certain events of bankruptcy, liquidation, insolvency or moratorium of payments relating to us; or

     (6) any other event of default provided in or pursuant to the subordinated debt indenture with respect to such series.

     The trustee must, within 90 days after the occurrence of a default, give all holders of subordinated debt securities of the relevant series then outstanding notice of all uncured defaults known to it. The trustee may withhold notice of any default (except in the case of a default in the payment of principal and any premium or any interest on any subordinated debt security of any series, or in the payment of any sinking fund installment with respect to subordinated debt securities of any series) if it in good faith determines that the withholding of the notice is in the interest of the holders of outstanding subordinated debt securities of the series.

     If an event of default with respect to subordinated debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then, unless the principal amount of all the securities of such series has already become due and payable, either the trustee or the holders of at least 25% in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of such series then outstanding may declare the principal (or, in the case of original issue discount debt securities, the portion thereof as may be specified in the prospectus supplement relating to such series) of the subordinated debt securities of such series and any interest accrued thereon to be due and payable immediately; provided, however, that the payment of such principal and interest shall remain subordinated to the extent provided in the subordinated debt indenture. If this happens, subject to the requirement that we take certain action to cure the default, the holders of at least a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding may annul such declaration.

     Prior to the declaration referred to in the preceding paragraph, the holders of a majority in aggregate principal amount of the subordinated debt securities may waive certain defaults.

     The Trust Indenture Act requires that we file with the trustee annually a written statement as to the presence or absence of certain defaults under the terms of the indenture.

     If a default or an event of default occurs and is continuing with respect to any series of subordinated debt securities, the holders of at least a majority in aggregate principal amount (calculated as provided in the indenture) of the subordinated debt securities of the affected series then outstanding (with each such series voting separately as a class) may direct the time, method and place of conducting any proceeding or remedy available to the trustee, or exercising any trust or power conferred on the trustee by the indenture with respect to subordinated debt securities of the series.

     The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the holders of subordinated debt securities issued thereunder unless the holders offer to the trustee reasonable security or indemnity against expenses and liabilities.

Subordination of Subordinated Debt Securities

     The indebtedness represented by the subordinated debt securities will be unsecured and subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

     The term "senior indebtedness" means the principal of and any premium and interest on any of our indebtedness outstanding on the date of the subordinated debt indenture or to be created, assumed or incurred by us unless the terms of such indebtedness specifically state that it is not senior in right of payment to the subordinated debt securities.

     The term "indebtedness" means any obligation of ours, or any obligation guaranteed by us, for the repayment of borrowed money and any deferred obligation for the payment of the purchase price of property or assets.

     In the event that we pay or distribute our assets of any kind or character, whether in cash, property or securities, to creditors upon any dissolution and liquidation, whether voluntary or involuntary, or in any bankruptcy proceedings, moratorium of payments or in other similar proceedings, then we will pay all principal, premium, if any, and interest due upon all senior indebtedness or will provide for the payment thereof to the satisfaction of the holders of the senior indebtedness, before we make any payment or distribution on account of the redemption price or principal of, any premium, any additional amounts or any interest on the subordinated debt securities.

     As a result of this subordination, in the event of our dissolution, liquidation or bankruptcy or moratorium of payments by us or any similar event, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities.

Defeasance

Defeasance and Discharge

     Each of the indentures provides that we may be discharged from any obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust). We will be so discharged upon the deposit with the applicable trustee, in trust, of money and/or U.S. government obligations (as defined in the applicable indenture) which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the debt securities of such series on the stated maturity of such payments in accordance with the terms of such indenture and the debt securities of such series. This trust may only be established if, among other things, we deliver to the trustee an opinion of counsel (who may be our counsel) stating that either (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or
(2) since the date of the applicable indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such defeasance had not occurred. The opinion of counsel is not required to be delivered if the relevant debt securities (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; or (3) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption.

Defeasance of Certain Covenants and Certain Events of Default

     The senior indenture provides that we may omit to comply with (1) the covenants regarding limitations on sale and leaseback transactions and limitations on liens described above and (2) the other covenants referred to in
Section 4.1(d) of the senior indenture (described in clause (4) under the caption "--Events of Default, Waiver and Notice under the Senior Debt Securities" above). Any omission to comply with those covenants will not constitute an event of default under the senior indenture and the senior debt securities of a series issued thereunder if certain conditions are met and we, among other things:

     o deposit with the applicable trustee, in trust, money and/or U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the senior debt securities of such series on the stated maturity of such payments in accordance with the terms of the senior indenture and the senior debt securities of such series; and

     o in some circumstances, deliver to the trustee an opinion of counsel stating that the holders of the senior debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance of certain covenants and events of default and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

     Notwithstanding compliance with the foregoing requirements, our obligations under the senior indenture, other than with respect to the covenants referred to above, and the events of default, other than the events of default relating to these covenants, will remain in full force and effect.

     If we exercise our option to omit compliance with certain covenants of the senior indenture with respect to the senior debt securities of a series issued thereunder as described in the preceding paragraph and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under the caption "--Events of Default, Waiver and Notice under the Senior Debt Securities" above, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default.

Modification of the Indentures

     Each indenture contains provisions permitting us and the trustee thereunder, with the consent of the holders of at least a majority in total principal amount (calculated as provided in the indentures) of the outstanding debt securities of all series issued thereunder affected by such modification (all such series voting as a single class), to modify such indenture or any supplemental indenture or the rights of the holders of the debt securities issued thereunder. However, we and the trustee cannot, without the consent of the holder of each debt security so affected:

     (1)  extend the fixed maturity of the debt security;

     (2) reduce the principal amount thereof or reduce the rate or extend the time of any payment of interest thereon or reduce any additional amount payable thereon;

     (3) make the principal amount thereof or any interest thereon payable in any coin or currency other than that provided in such debt security;

     (4) reduce the portion of the principal amount of an original issue discount debt security (or a debt security that provides that an amount other than the face amount thereof will or may be payable upon a declaration of acceleration of the maturity thereof) due and payable upon acceleration of the maturity thereof or the portion of the principal amount thereof provable in any action or proceeding pursuant to Section 4.2 of such indenture;

     (5)  reduce any amount payable upon redemption of such debt security;

     (6)  reduce the overdue rate thereof;

     (7) impair, if such debt security provides therefor, any right of repayment at the option of the holder of such debt security; or

     (8) reduce the percentage of the debt securities the consent of the holders of which is required for any such modification.

     The indenture relating to subordinated debt securities also provides that we and the applicable trustee cannot enter into any supplemental indenture if it would modify the terms providing for subordination of the subordinated debt securities in a manner adverse to the holders of the subordinated debt securities.

     Each of the indentures also permits us and the trustee to amend such indenture in certain circumstances without the consent of the holders of any debt securities issued thereunder to evidence the merger of Stolt Offshore or the replacement of the trustee and for certain other purposes, including to amend or supplement any provision contained in the applicable indenture or any supplemental indenture, provided that no such amendment or supplement shall materially adversely affect the interests of the holders of outstanding debt securities.

Consolidation, Merger or Disposition of Assets of Stolt Offshore

     Each of the indentures provides that we may consolidate or merge with any other entity or sell, convey or lease all or substantially all of our property if, upon any such consolidation or merger:

     (1) the entity (if other than Stolt Offshore) formed by such consolidation or merger expressly assumes, by supplemental indenture satisfactory in form to the trustee under the applicable indenture, the due and punctual payment of principal of and any interest on the debt securities issued pursuant to such indenture, and the due and punctual observance of all of the covenants and conditions of such indenture to be performed by us; and

     (2) we and any successor entity resulting from such consolidation or merger, immediately after such consolidation or merger, or sale, conveyance or lease, are not in default in the performance of any covenant or condition of such indenture.

Concerning the Trustees

     Except during the continuance of an event of default, each of the trustees will perform only those duties that are specifically set forth in the relevant indenture. During the continuance of any event of default under an indenture, the trustee thereunder will exercise its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use his rights under the circumstances in the conduct of his own affairs.

     Each of the trustees may acquire and hold debt securities and, subject to certain conditions, otherwise deal with us as if it were not a trustee under an indenture.

                          DESCRIPTION OF SHARE CAPITAL

     Set forth below is a summary of material information relating to our share capital, including summaries of certain provisions of our Articles of Incorporation and applicable Luxembourg law in effect at the date hereof. This summary does not include all of the provisions of our Articles of Incorporation and applicable Luxembourg law. We urge you to read the full Articles of Incorporation which have been included as an exhibit to the Registration Statement. The full text of the Articles of Incorporation is available at our registered office.

Authorized Shares

     Our authorized share capital consists of:

     o    140,000,000 common shares, par value U.S. $2.00 per share, and
     o    34,000,000 class B shares, par value U.S. $2.00 per share.

     Pursuant to our Articles of Incorporation, and as required by Luxembourg law as presently in effect, authorized capital will automatically be reduced to the amount represented by outstanding shares on the fifth anniversary date of the publication of the most recent amendment of the Articles revising our authorized capital. Amendments amending our authorized capital were approved at an Extraordinary General Meeting held on March 6, 2001, and publication of such amendment in the Official Gazette took place in October 2001. From time to time we take such steps that are required to continue the authorized capital in effect.

          The Board of Directors is authorized to issue additional common shares and class B shares, from time to time, up to the maximum authorized number. The Articles of Incorporation require all shares to be issued in registered form. All shares, when issued, are fully paid and non-assessable. All shares are freely transferable by the holder thereof, unless the Articles of Incorporation provide otherwise.

          As a general rule, shareholders are entitled to preemptive rights under Luxembourg law in respect of the issuance of shares for cash, unless the Articles of Incorporation provide otherwise. The resolutions passed by our shareholders authorized the Board of Directors to deny shareholders' preemptive rights for a period of five years and our Board of Directors has done so with respect to all authorized but unissued common shares. Upon the expiration of authorized but unissued shares as described above, the suppression of preemptive rights will also terminate and shareholders will be entitled to preemptive rights once again unless the Board of Directors recommends denying further such rights and such recommendation is approved by the shareholders. As a result, common shares will not be entitled to preemptive rights for a period of at least five years ending October 2006.

     In addition to the authorized common shares and class B shares set forth above, an additional 1,500,000 class A shares, par value U.S. $2.00 per share, have been authorized for the sole purpose of options granted under our existing stock option plans, and may not be used for any other purpose. The rights, preferences and priorities of such class A shares are set forth in the Articles of Incorporation. All such class A shares convert to common shares immediately upon issuance. Such authorized class A shares and all of the rights relating thereto shall expire, without further action, on December 31, 2009.

Voting Rights

     Except for matters where applicable law requires the approval of both classes of shares voting as separate classes, common shares and class B shares vote as a single class on all matters submitted to a vote of the shareholders, with each share entitled to one vote. The Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, to close the register of shareholders or to set as a record date for the determination of the shareholders entitled to notice and to vote at any such meeting or any adjournment thereof. Under Luxembourg law, shareholder action can generally be taken by a simple majority of common shares and class B shares present or represented at a meeting, without regard to any minimum quorum requirements. Three exceptions to the law are (i) to amend the Articles of Incorporation which requires (x) a two-thirds vote of those common shares and class B shares present or represented, and (y) when the meeting is first convened, a quorum of 50% of the outstanding shares entitled to vote; (ii) to change the country of incorporation of Stolt Offshore to a country other than Luxembourg or to increase the contribution of the shareholders, which require the affirmative vote of 100% of the common shares and class B shares; and (iii) any action for which the Articles of Incorporation require more than a majority vote or a quorum. Luxembourg law further provides that a two-thirds majority vote of those shares present or represented and when the meeting is first convened, a quorum of 50% of such shares, of the outstanding common shares and class B shares, each voting and counted for quorum purposes as a separate class, is required to authorize any amendment to the Articles of Incorporation in respect of a recapitalization, reclassification and similar transactions affecting the relative rights, preferences and priorities of the common shares and class B shares if such class of shares is adversely affected thereby.

Shareholder Meetings and Notice Thereof

     Under the Articles of Incorporation, we are required to hold a general meeting of shareholders each year in Luxembourg. The meeting is normally convened in April. In addition, the Board of Directors may call any number of extraordinary general meetings, which may be held in Luxembourg or elsewhere, although any extraordinary general meeting convened to amend the Articles of Incorporation will be held in Luxembourg. The Board of Directors is further obliged to call a general meeting of shareholders to be held within thirty days after receipt of a written demand therefor by shareholders representing at least one-fifth of the outstanding shares entitled to vote thereat.

     The Articles of Incorporation require notice of any general meeting to be sent by first class mail, postage prepaid, to all shareholders at least twenty days prior to such meeting. Shareholders may be represented by written proxy, provided the written proxy is deposited with us at our registered office in Luxembourg, or with any Director, at least five days before the meeting.

Dividends

          Under the Articles, holders of common shares and class B shares participate in all dividends, if any are declared, provided that, in the case of cash or property dividends, each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid on each common share. No dividend, in cash or property, may be paid separately on either class of shares. If share dividends are declared, holders of common shares will receive common shares and holders of class B shares will receive class B shares if sufficient authorized shares are available and sufficient surplus exists.

     Interim dividends can be declared up to three times in any fiscal year by the Board of Directors. Interim dividends can be paid, but only after the prior year's financial statements have been approved by the shareholders at a general meeting and any such interim dividend must be approved by our independent auditors. Final dividends are declared once a year at the annual general meeting of the shareholders. Interim and final dividends on common shares and class B shares can be paid out of earnings, retained and current, as well as paid in surplus.

     Luxembourg law authorizes the payment of stock dividends if sufficient surplus exists to provide for the related increase in stated capital or the par value of the shares issued in connection with any stock dividend.

     Luxembourg law requires that 5% of our unconsolidated net profit each year be allocated to a legal reserve before declaration of dividends. This requirement continues until the reserve is 10% of our stated capital, as represented by the common shares and class B shares, after which no further allocations are required until further issuance of shares.

     The legal reserve may also be satisfied by allocation of the required amount at the time of issuance of shares or by a transfer from paid-in surplus. The legal reserve is not available for dividends. The legal reserve for all existing common shares and class B shares has heretofore been satisfied and appropriate allocations will be made to the legal reserve account at the time of each new issuance of common shares and class B shares.

Liquidation Preference

     Under the Articles of Incorporation, in the event of a liquidation, all of our debts and obligations must first be paid, and thereafter all of our remaining assets are paid to the holders of common shares and class B shares, provided that each class B share shall receive $0.005 per share for each $0.01 per share in cash or value paid to each common share.

Conversion Rights

     Class B shares are convertible into common shares on a two-for-one basis, at any time at the option of the holders thereof. In addition, if Stolt-Nielsen Transportation Group Ltd., a wholly owned subsidiary of SNSA, or its affiliates dispose of class B shares to a third party, each class B share disposed of shall automatically convert into one-half of one common share. Furthermore, in the event that Stolt-Nielsen Transportation Group Ltd. (or any entity controlling, controlled by or under common control with it) shall own shares (whether class B shares or common shares) representing less than a majority of the combined voting power of our then outstanding shares, then, without any action on the part of the holders thereof, each such class B share shall automatically convert into one-half of one common share.

Restrictions on Shareholders

     Our Articles of Incorporation provide that in recognition of the fact that certain shareholdings may threaten us with "imminent and grave damage," which term includes adverse tax consequences, a hostile takeover attempt or adverse governmental sanctions, (i) no U.S. Person (as defined in the Articles) shall own, directly or indirectly, more than 9.9% of our outstanding shares, (ii) all shareholders of any single country may not own, directly or indirectly, more than 49.9% of our outstanding shares, and (iii) no person may own, directly or indirectly, more than 20% of our outstanding shares unless a majority of the Board of Directors shall have authorized such shareholding in advance.

     The Articles of Incorporation provide that the foregoing restrictions shall not apply to any person who was a shareholder as of March 10, 1993, or certain Affiliates or Associates (as such terms are defined in the Articles of Incorporation) of such person.

     In addition, the Board of Directors is authorized to restrict, reduce or prevent the ownership of our shares if it appears to the Board that such ownership may threaten us with "imminent and grave damage." Luxembourg company law does not provide a specific definition of imminent and grave damage, but instead leaves the interpretation of the phrase within the Board's discretion. We have been advised by Elvinger, Hoss & Prussen, that there are no Luxembourg judicial interpretations of the phrase, but that situations involving hostile takeovers, adverse tax consequences or governmental sanctions are likely to be among the situations covered by such phrase.

     In order to enforce the foregoing restrictions, the Articles of Incorporation empower the Board of Directors to take certain remedial action including causing us: (i) to decline to register any prohibited transfer; (ii) to decline to recognize any vote of a shareholder precluded from holding shares;
(iii) to require any shareholder on our register of shareholders or any prospective shareholder to provide information to determine whether such person is precluded from holding shares and (iv) upon the issuance of a notice, to require the sale of shares to us at the lesser of (A) the amount paid for the shares if acquired within the twelve months immediately preceding the date of the notice, and (B) the last quoted sale price for the shares on the day immediately preceding the day on which the notice is served (provided that the Board of Directors may in its discretion pay the amount calculated under (B) in situations where (A) would otherwise apply and result in a lower purchase price, if the Board determines it equitable after taking into account specified factors); and to remove the name of any shareholder from the register of shareholders immediately after the close of business on the day the notice is issued and payment is made available. The foregoing defensive measures may have the effect of making more difficult a merger involving us, or a tender offer, open-market purchase program or other purchase of our shares, in circumstances that could give shareholders the opportunity to realize a premium over the then prevailing market price for their shares.

     There are no limitations currently imposed by Luxembourg law on the rights of non-resident Stolt Offshore shareholders to hold or vote their shares.

Change In Control

     Except as described above, there are no provisions in our Articles of Incorporation that would have the effect of delaying, deferring or preventing a change in control of Stolt Offshore and that would only operate with respect to a merger, acquisition or corporate restructure involving us or any of our subsidiaries.

                   DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS
                            RELATING TO COMMON SHARES

     Citibank, N.A. is the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 111 Wall Street, 20th Floor, New York, New York 10043. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank's custodian to safekeep the securities on deposit is Den norske Bank ASA, located at Stranden 21, Oslo 0107, Norway.

     We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please refer to Registration Number 333-90470 when retrieving such copy.

     We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety.

     Each ADS represents the right to receive one fully paid common share, par value $2.00 per share, of Stolt Offshore S.A., on deposit with the custodian. An ADS will also represent the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

     If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of common shares will continue to be governed by the laws of Luxembourg, which may be different from the laws in the United States.

     As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as an ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "holder." When we refer to "you", we assume the reader owns ADSs and will own ADSs at the relevant time.

Dividends and Distributions

     As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

Distributions of Cash

          Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank and deposit the funds with the custodian. Upon receipt of such notice and of confirmation from the custodian of the deposit of the requisite funds, the depositary bank will arrange, if funds are not in U.S. dollars, for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, as of the applicable record date.

     The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

         The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

Distributions of Shares

     Whenever we issue a dividend or make a free distribution of common shares, we will notify the depositary bank and deposit the applicable number of common shares with the custodian. Upon receipt of notice of such deposit, the depositary bank will either distribute to holders new ADSs representing the common shares deposited or, if additional ADSs are not distributed, modify the ADS-to-common share ratio, in which case each ADS you hold will represent rights and interests in the additional common shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

     The distribution of new ADSs or the modification of the ADS-to-common share ratio upon a distribution of common shares will be made net of the fees, expenses, taxes and other governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new common shares so distributed.

     No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

     Whenever we intend to distribute rights to purchase additional common shares or rights of any other nature, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and feasible to distribute such rights to holders.

     The depositary bank will establish procedures to distribute such rights to holders and to enable such holders to exercise such rights if it is lawful and feasible to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new common shares other than in the form of ADSs.

     The depositary bank will not distribute the rights to you if:

     o    we fail to deliver satisfactory documents to the depositary bank; or

     o    it is not lawful and feasible to distribute the rights.

     The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and feasible. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

     Whenever we intend to distribute property other than cash, common shares or rights, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and feasible.

     If it is lawful and feasible to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in any manner it deems equitable and practicable. The distributions will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

     The depositary bank will not distribute the property to you and will sell the property if:

     o we do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

     o    we do not deliver satisfactory documents to the depositary bank; or

     o the depositary bank determines that all or a portion of the distribution to you is not lawful or feasible.

     The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

     Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank. If we provide such notice to the depositary bank in a timely manner, the depositary bank will mail such notice of the redemption to the holders.

     The custodian will be instructed to surrender the common shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be redeemed will be selected by lot or on a pro rata basis, as the depositary bank may determine.

Changes Affecting Common Shares

     The common shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such common shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

     If any such change were to occur, your ADSs would, to the extent permitted by law as evidenced in documents satisfactory to the depositary bank, represent the right to receive the property received or exchanged in respect of the common shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs. If the depositary bank may not lawfully distribute such property to you, the depositary bank may to the extent permitted by law as evidenced in documents satisfactory to the depositary bank sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Common Shares

     The depositary bank may create ADSs on your behalf if you or your broker deposit common shares, together with all other documentation required by the depositary bank, with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and Luxembourg legal considerations applicable at the time of deposit.

     The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

Transfer, Combination and Split Up of ADRs

     As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

     o ensure that the surrendered ADR certificate is properly endorsed or otherwise in proper form for transfer;

     o provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

     o provide any transfer stamps required by the State of New York or the United States; and

     o pay all applicable fees, charges, expenses, taxes and other governmental charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

     To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Shares Upon Cancellation of ADSs

     As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying common shares at the custodian's offices. Your ability to withdraw the common shares may be limited by U.S. and Luxembourg considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the depositary the fees for the making of withdrawals and the cancellation of ADSs and any fees, taxes and other governmental charges payable in connection with such surrender and withdrawal. You assume the risk for delivery of all funds and securities upon withdrawal.

     If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank may only accept ADSs for cancellation that represent a whole number of securities on deposit.

     You will have the right to withdraw the securities represented by your ADSs at any time except for:

     o    obligations to pay fees, taxes and similar charges.

     o restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

     The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of applicable law.

Voting Rights

     As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the common shares represented by your ADSs. The voting rights of holders of common shares are described in "Description of Share Capital--Voting Rights."

     At our request, the depositary bank will distribute to you any notice of shareholders' meeting received from us together with a statement that holders of record as of a certain date will be entitled to instruct the depositary bank as to the exercise of voting rights and information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

     If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions.

     Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

     As an ADS holder, you will be required to pay the following service fees to the depositary bank:

         -------------------------------------------------- -----------------------------------------
         Service                                            Fees
         -------------------------------------------------- -----------------------------------------
         o    Issuance of ADSs                              Up to U.S. 5(cent)per ADS issued
         -------------------------------------------------- -----------------------------------------
         o    Cancellation of ADSs                          Up to U.S. 5(cent)per ADS canceled
         -------------------------------------------------- -----------------------------------------
         o    Distribution of cash dividends or other       Up to U.S. 2(cent)per ADS held
              cash distributions
         -------------------------------------------------- -----------------------------------------
         o    Distribution of ADSs pursuant to stock        Up to U.S. 5(cent)per ADS issued
              dividends, free stock distributions or
              exercise of rights
         -------------------------------------------------- -----------------------------------------
         o    Transfer of ADRs                              U.S. $1.50 per certificate presented
                                                            for transfer
         -------------------------------------------------- -----------------------------------------

     As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

     o fees for the transfer and registration of common shares charged by the registrar and transfer agent for the common shares in Luxembourg (i.e., upon deposit and withdrawal of common shares);

     o    expenses incurred for converting foreign currency into U.S. dollars;
          and

     o expenses for cable, telex and fax transmissions and for delivery of securities.

     We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

Amendments and Termination

     We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act of 1933 or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

     You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the common shares represented by your ADSs (except in order to comply with mandatory provisions of applicable law).

     We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination.

     Upon termination, the following will occur under the deposit agreement:

     o For a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the common shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those common shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to collect all distributions received on the common shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs.

     o After the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding.

Books of Depositary

     The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

     The depositary bank will maintain in New York City facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

     The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

     o We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

     o The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

     o The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any information submitted to it by us for distribution to you or for the accuracy of any translation of such information, for the investment risks associated with investing in common shares, for the validity or worth of the common shares, for any tax consequences that result from the ownership of ADSs, common shares or other securities for the creditworthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

     o We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

     o We and the depositary bank disclaim any liability if we are prevented or forbidden from acting on account of any law or regulation, any provision of our Articles of Incorporation, any provision of any securities on deposit or by reason of any act of God or war or other circumstances beyond our control.

     o We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for the deposit agreement or in our Articles of Incorporation or in any provisions of securities on deposit.

     o We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

     o We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit which is made available to holders of common shares but is not, under the terms of the deposit agreement, made available to you.

     o We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

Pre-Release Transactions

     The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of common shares or release common shares before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions." The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

     You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

     The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

     The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is reasonable, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

     If the conversion of foreign currency is not reasonable or lawful, or if any required approvals or licenses are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

     o Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

     o Distribute the foreign currency to holders for whom the distribution is lawful and practical.

     o Hold the foreign currency (without liability for interest) for the applicable holder.

                              SELLING SHAREHOLDERS

     The following table sets forth information regarding the beneficial ownership of our common share equivalents (including common shares and class B shares convertible into common shares) by the selling shareholders as of June 30, 2002. Stolt Offshore Investing Ltd. ("SOIL") is a wholly owned indirect subsidiary of Stolt Offshore. Stolt-Nielsen Transportation Group Ltd. ("SNTG") is a wholly owned subsidiary of our parent corporation, SNSA. To the extent indicated in the related prospectus supplement, one or more of our selling shareholders may from time to time offer our common shares for sale.

                                    Name              Common Share Equivalents
                                    ----              ------------------------
                                                         Beneficially Owned
                                                         ------------------
                                                      Number            Percent
                                                      ------            -------

Stolt Offshore Investing Ltd.(1)..................  3,392,478              4.8%
Stolt-Nielsen Transportation Group Ltd.(2)........ 49,275,223(3)          56.5%


(1) SOIL is a Bermuda corporation with its principal executive offices at Clarendon House, 2 Church Street, Hamilton, Bermuda. The 3,392,478 common shares beneficially owned by SOIL are held as treasury shares and are not considered a part of Stolt Offshore's outstanding share capital but are deemed to be outstanding for purposes of calculating the percentage ownership by SOIL and SNTG.

(2) SNTG is a Liberian corporation with its principal executive offices at 80 Broad Street, Monrovia, Liberia. It is a wholly owned subsidiary of SNSA. As of June 30, 2002, the Stolt-Nielsen family (including Jacob Stolt-Nielsen and Niels G. Stolt-Nielsen), directly and indirectly through Fiducia Ltd., controlled approximately 60% of the outstanding voting shares of SNSA.

(3) This figure includes 34,000,000 class B shares convertible into 17,000,000 common shares. The common shares into which the class B shares are convertible are deemed to be outstanding for the purpose of computing the percentage of ownership of SNTG, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group including SOIL.

Registration Rights Agreement

     We are party to a registration rights agreement with the predecessor to SNTG relating to the registration of our common shares owned by SNTG or its affiliates, including those issuable upon conversion of the class B shares. Under this agreement, SNTG has both "piggyback" and "demand" registration rights. The piggyback rights, which are unlimited, require us to provide notice to SNTG if we propose to register any of our common shares under the Securities Act and to allow SNTG or the affiliate to include common shares owned by it or the affiliate in our registration statement. SNTG also has four demand registration rights effective until in May 2003, which enable it or its affiliates to demand that their common shares be registered and may require us to file a registration statement under the Securities Act at our expense.

                              PLAN OF DISTRIBUTION

     We or the selling shareholders may sell securities from time to time as follows:

     o    through or to agents;

     o    to dealers or underwriters;

     o    directly to purchasers; or

     o    through a combination of any of these methods of sale.

     In particular, the selling shareholders (including any donee or pledgee thereof) may sell or distribute their common shares (directly or in the form of
ADSs) from time to time in one or more public or private transactions, including:

     o    block trades;

     o    on any exchange or in the over-the-counter market;

     o in transactions otherwise than on an exchange or in the over-the-counter market;

     o through the writing of put or call options relating to such securities;

     o    the short sales of such securities;

     o    through the lending of such securities; or

     o    through a combination of any of the above.

     In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

     The sale of the securities offered by this prospectus may be made from time to time in one or more transactions at fixed prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices. Sales of our common shares (directly or in the form of ADSs) may be made from time to time in one or more transactions on the Nasdaq National Market or the Oslo Stock Exchange, in negotiated transactions or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at other negotiated prices.

     We or the selling shareholders may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf or on behalf of the selling shareholders. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the selling shareholders may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

     From time to time, we or the selling shareholders may sell securities to one or more dealers as principals. The dealers, who may be deemed to be "underwriters" as that term is defined in the Securities Act, may then resell those securities to the public. In that case, any profit on the resale of those securities by them and any commissions they receive from us or the selling shareholders may be deemed to be underwriting discounts and commissions under the Securities Act.

     We or the selling shareholders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders sell securities to underwriters, we and the selling shareholders will execute an underwriting agreement with them at the time of sale and we will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we or the selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

     If we offer securities in a subscription rights offering to our existing securityholders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

     Under agreements which we or the selling shareholders may enter into, underwriters, dealers, agents and other persons may be entitled to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act.

     Until the distribution of the securities offered by this prospectus is completed, rules of the SEC may limit the ability of underwriters and some selling group members to bid for and purchase the securities. As an exception to those rules, underwriters may engage in certain transactions that stabilize the price of the securities. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

     If any underwriters create a short position in the securities in connection with any offering, that is, if they sell more securities than are set forth on the cover page of this prospectus, the underwriters may reduce that short position by purchasing securities in the open market.

     Underwriters may also impose a penalty bid on some selling group members. This means that if the underwriters purchase securities in the open market to reduce the underwriters' short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the selling group members who sold those securities as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

     Neither we nor any underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities offered by this prospectus. In addition, neither we nor any underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

     We or the selling shareholders may authorize agents, underwriters, dealers or other persons acting as our or their agents to solicit offers by selected institutions to purchase offered securities which will be paid for and delivered on a future date. The obligations of any purchasers under these delayed delivery and payment arrangements will not be subject to any conditions except that the purchase at delivery must not be prohibited under the laws of the jurisdiction to which the institution is subject.

     The securities offered through this prospectus (other than common shares and ADSs) will be new issues of securities with no established trading market. Underwriters and agents to whom we sell securities for public offering and sale may make a market in those securities, but those underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot offer any assurance as to the liquidity of the trading market for those securities.

     Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered by this prospectus will not be listed on a securities exchange. Any of our common shares (in the form of ADSs) sold through a prospectus supplement will be listed on the Nasdaq National Market, subject to official notice of issuance. We cannot assure you that there will be an active trading market for the securities.

     Some of the underwriters or agents and their associates may engage in transactions with and perform services for us or the selling shareholders in the ordinary course of business.

                      EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee.

     SEC filing fee.............................................    $36,800
     Accounting fees and expenses...............................     15,000
     Legal fees and expenses ...................................    100,000
     Trustee's fees and expenses ...............................     10,000
     Miscellaneous .............................................      8,200
     Total .....................................................   $170,000

     A statement of any additional expenses that may be incurred in connection with the issuance and distribution of the securities to which this prospectus relates, including any NASD filing fees, transfer agent's fees and expenses, printing and engraving expenses and any Luxembourg tax on increase of capital, will be provided in a prospectus supplement.

     Unless otherwise indicated in the applicable prospectus supplement, we will bear all of the expenses allocable to the common shares (including ADSs representing common shares) sold for the selling shareholders' accounts, other than underwriters' discounts, commissions and transfer taxes.

                             VALIDITY OF SECURITIES

     Certain matters of U.S. federal and New York law relating to the securities offered through this prospectus will be passed upon by White & Case LLP, New York, New York. Certain matters of Luxembourg law will be passed upon by Elvinger, Hoss & Prussen, Luxembourg. Certain legal matters will be passed upon for any underwriters by Weil, Gotshal & Manges, London, England.

                                     EXPERTS

     Our consolidated financial statements as of November 30, 2001 and 2000 and for the three years ended November 30, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Arthur Andersen, Glasgow, Scotland ("AAUK"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing in giving those reports.

     The financial statements of Mar Profundo Girassol as of December 31, 2001 and 2000 and for the two years ended December 31, 2001, incorporated in this prospectus by reference to our Annual Report on Form 20-F/A for the year ended November 30, 2001, have been audited by Barbier Frinault & Associes, Paris, France ("Barbier"), independent public accountants, as indicated in their report with respect thereto, and have been so incorporated in reliance on the authority of that firm as experts in accounting and auditing and in giving those reports.

     Representatives of AAUK and Barbier are not available to consent to the incorporation by reference of their respective reports in this prospectus. As a result, in reliance upon Rule 437a under the Securities Act, we have not filed consents of AAUK or Barbier. Because these firms have not consented to the incorporation by reference of their respective reports in this prospectus, you will not be able to recover against AAUK or Barbier under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by them or any omissions to state a material fact required to be stated therein.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Indemnification of Directors and Officers.

     The Articles of Incorporation of Stolt Offshore S.A. ("Stolt Offshore") provide that Stolt Offshore shall indemnify any present or former director or officer to the fullest extent permitted by law against liability and all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding (whether civil, criminal or otherwise, including appeals), actual or threatened, in which he becomes involved as a party or otherwise by virtue of his being or having been such director or officer, and against amounts paid or incurred by him in the settlement thereof; provided, however, that Stolt Offshore is not obligated to provide such indemnification or reimbursement: (i) against any liability to Stolt Offshore or its shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; (ii) with respect to any matter as to which he shall have been finally adjudicated to have acted in bad faith and not in the interest of Stolt Offshore; or (iii) in the event of a settlement, unless the settlement has been approved by the court or by Stolt Offshore's Board of Directors. Such indemnification includes, without limitation, attorneys' fees, costs, judgments and amounts paid in settlement.

     In each case, the enforceability of Stolt Offshore's obligation to indemnify, pay or reimburse a director or officer would be limited by the laws of Luxembourg. Stolt Offshore has been advised by Elvinger, Hoss & Prussen, its Luxembourg counsel, that under Luxembourg law indemnification of directors and officers is a matter of contract, and that the Articles of Incorporation would be enforceable as such a contract.

     Reference is made to the forms of underwriting agreement filed as exhibits to this registration statement for provisions relating to the indemnification of certain officers and directors of Stolt Offshore.

Item 9. Exhibits.

Exhibit
Number                           Description of Documents
------                           ------------------------

1.1+ Form of Underwriting Agreement between Stolt Offshore S.A. and the underwriter(s) to be named therein with respect to common shares.

1.2+ Form of Underwriting Agreement between Stolt Offshore S.A. and the underwriter(s) to be named therein with respect to debt securities.

1.3+ Form of Underwriting Agreement among Stolt Offshore S.A., the selling shareholders and the underwriter(s) to be named therein with respect to common shares.

4.1 Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 1.1 of Stolt Offshore's Annual Report on Form 20-F, for the fiscal year ended November 30, 2000, filed with the Securities and Exchange Commission on May 30, 2001.

4.2+ Form of Indenture for the issuance of senior debt securities (including the form of senior debt securities).

4.3 Form of Indenture for the issuance of subordinated debt securities (including the form of subordinated debt securities).

4.4 Amended and Restated Deposit Agreement among Stolt Offshore, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of American Depositary Shares. Incorporated by reference to Stolt Offshore's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on June 10, 2002.

4.5            Form of American Depositary Receipt (included in Exhibit 4.4).

5.1+           Opinion of White & Case LLP.

5.2+           Opinion of Elvinger, Hoss & Prussen.

12+ Statement regarding computation of ratio of earnings to fixed charges.

23.1+          Consent of White & Case LLP (included in Exhibit 5.1).

23.2+          Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.2).

24 Power of Attorney (included on the signature page of this Registration Statement).+

25.1* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, relating to the senior debt securities.

Exhibit
Number                           Description of Documents
------                           ------------------------

25.2* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, relating to the subordinated debt securities.

99 Letter of Stolt Offshore, addressed to the Securities and Exchange Commission, regarding representations to Stolt Offshore by Arthur Andersen and Barbier Frinault & Associes. Incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-86288) filed with the Securities and Exchange Commission on April 17, 2002.

------------------------
* To be filed by amendment or incorporated by reference from a subsequently filed Report on Form 6-K.
+    Previously filed.


Item 10.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trustee Indenture Act of 1939, as amended (the "Act"), in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on this 29th day of August 2002.



                                        STOLT OFFSHORE S.A.



                                        By:        *
                                           -------------------------------------
                                           Name:   Bernard Vossier
                                           Title:  Chief Executive Officer

                  Signature                                                    Title
                  ---------                                                    -----

By:     *                                                     Chief Executive Officer, Director
    -----------------------------------                       (Principal Executive Officer)
Name:   Bernard Vossier


By:     *                                                     Chief Financial Officer
    -----------------------------------                       (Principal Financial Officer and Principal
Name:   Bruno Chabas                                           Accounting Officer)


By:     *                                                     Chairman of the Board of Directors
    -----------------------------------
Name:   Jacob Stolt-Nielsen


By:     *                                                     Deputy Chairman of the Board of Directors
    -----------------------------------
Name:   Mark Woolveridge


By:     *                                                     Director
    -----------------------------------
Name:   Fernand Poimboeuf


By:     *                                                     Director
    -----------------------------------
Name:   J. Frithjof Skouveroe


By:     *                                                     Director
    -----------------------------------
Name:   Niels G. Stolt-Nielsen


By:     *                                                     Director
    -----------------------------------
Name:   James B. Hurlock


                                      II-7


By:                                                           Director
    -----------------------------------
Name:   Haakon Lorentzen


*By:    /s/Jan Chr. Engelhardtsen                              Attorney-in-fact
     ----------------------------------
Name:    Jan Chr. Engelhardtsen
Date:    August 29, 2002



STOLT-NIELSEN INC.,
   its duly authorized representative in the United States


By:   /s/Jan Chr. Engelhardtsen
    -----------------------------------
Name:  Jan Chr. Engelhardtsen
Title: Chief Financial Officer

Date:  August 29, 2002

                                       EXHIBIT INDEX

Exhibit
Number                             Description of Documents
------                             ------------------------

1.1+                  Form of Underwriting Agreement between Stolt Offshore S.A. and the underwriter(s) to be named therein with respect to common shares.

1.2+                  Form of Underwriting Agreement between Stolt Offshore S.A. and the underwriter(s) to be named therein with respect to debt securities.

1.3+                  Form of Underwriting Agreement among Stolt Offshore S.A., the selling shareholders and the underwriter(s) to be named therein with respect to common shares.

4.1                   Amended and Restated Articles of Incorporation.  Incorporated by reference to Exhibit 1.1 of
                      Stolt Offshore's Annual Report on Form 20-F, for the fiscal year ended November 30, 2000, filed with the Securities and Exchange Commission on May 30, 2001.

4.2+                  Form of Indenture for the issuance of senior debt securities (including the form of senior debt securities).

4.3                   Form of Indenture for the issuance of subordinated debt securities (including the form of subordinated debt securities).

4.4                   Amended and Restated Deposit Agreement among Stolt Offshore, Citibank, N.A., as Depositary, and the holders and beneficial owners from time to time of American Depositary Shares.
                      Incorporated by reference to Stolt Offshore's Registration Statement on Form F-6 filed with the Securities and Exchange Commission on June 10, 2002.

4.5                   Form of American Depositary Receipt (included in Exhibit 4.4).

5.1+                  Opinion of White & Case LLP.

5.2+                  Opinion of Elvinger, Hoss & Prussen.

12+                   Statement regarding computation of ratio of earnings to fixed charges.

23.1+                 Consent of White & Case LLP (included in Exhibit 5.1).

23.2+                 Consent of Elvinger, Hoss & Prussen (included in Exhibit 5.2).

24                    Power of Attorney (included on the signature page of this Registration Statement).+

Exhibit
Number                             Description of Documents
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
25.1*                 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, relating to the senior debt securities.

25.2*                 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, relating to the subordinated debt securities.

99                    Letter of Stolt Offshore, addressed to the Securities and Exchange Commission, regarding representations to Stolt Offshore by Arthur Andersen and Barbier Frinault & Associes.
                      Incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Registration Statement on
                      Form F-3 (File No. 333-86288) filed with the Securities and Exchange Commission on April 17,
                      2002.


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* To be filed by amendment or incorporated by reference from a subsequently filed Report on Form 6-K.
+ Previously filed.
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